EXHIBIT 99.1

Lexaria Bioscience Sells Non-Pharmaceutical THC-Related Assets for CDN$3.85M

Asset Sale in Preparation for US National Securities Exchange Listing

Kelowna, British Columbia– November 19, 2020 – Lexaria Bioscience Corp. (OTCQX: LXRP) (CSE: LXX) (the “Company” or “Lexaria”), a global innovator in oral drug delivery platforms, has entered a definitive asset purchase agreement (the “Agreement”), through its wholly owned subsidiary Lexaria Canpharm ULC (“CanPharm”), to sell certain non-core, non-pharmaceutical THC-related business assets (the “THC-Related Assets”) for gross proceeds of $3.85 million CDN (Approx US$2.85 million. All dollar references below refer to CDN currency).

The buyer of the THC-Related Assets is Lexaria’s long-standing Canadian licensee Hill Street Beverage Company Inc. (“Hill Street”) (TSXV: BEER). Under the terms of the Agreement, Hill Street will pay $350,000 in cash on closing; an additional $2,000,000 payable over time in the form of a promissory note bearing 10% interest per annum; and $1,500,000 in common shares of Hill Street equity, issuable in three equal tranches of $500,000 at closing; $500,000 eight months after closing; and $500,000 16 months after closing.

Hill Street will acquire exclusive, royalty-free and perpetual global rights including relicensing rights of Lexaria’s DehydraTECHTM technology for use in non-pharmaceutical products containing more than 0.3% THC. Lexaria retains full ownership of its DehydraTECH technology.

Hill Street and Lexaria have also agreed to replace previously announced agreements with a global non-exclusive license providing Hill Street with the right to produce non-pharmaceutical cannabidiol (“CBD”) products with less than 0.3% THC using the DehydraTECH technology for a period of ten years, for which Lexaria will receive certain agreed upon royalties.

“DehydraTECH has demonstrated its utility across multiple categories including cannabis, hemp, and nicotine. Hill Street’s team is executing a new and aggressive strategy in the cannabis sector through extremely challenging times, designed for new realities and enhanced consumer expectations,” stated Chris Bunka, Chairman & CEO of Lexaria. “Their team has already built some of the best-selling and most respected brands in the alcohol-free beverage sector. Lexaria will become a strategic shareholder of Hill Street as a result of this transaction and we look forward to working together in the future.”

“We have built a strong partnership with Lexaria, and have seen their technology evolve into the most researched and peer reviewed platform upon which to create world class consumer products for the Cannabis 2.0 market,” said Terry Donnelly, Chairman & CEO of Hill Street. “With over 60 issued patents or patent applications pending for DehydraTECH, this acquisition positions us to become one of the new global leaders of this nascent industry. Lexaria’s intellectual property is extremely well researched, market validated, and well protected, and is the ideal platform upon which to build world class brands.”

Lexaria retains all rights to use its DehydraTECH technology with THC and other cannabinoids related to pharmaceutical purposes or registered drugs within its wholly owned subsidiary Lexaria Pharmaceutical Corp. Under the Agreement, CanPharm is receiving limited rights and contract manufacturing support from Hill Street to use DehydraTECH royalty free for the sale of non-pharmaceutical, therapeutic and medicinal products containing more than 0.3% THC in nations outside Canada and the US until Hill Street has paid the required $3.85 million in full, at which time CanPharm will begin paying a royalty to Hill Street for any such products using the technology. CanPharm also retains ownership of its federal license issued by Health Canada to conduct research and development at its Kelowna British Columbia laboratory which remains fully under CanPharm’s control for ongoing R&D and formulation purposes.

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Lexaria and Hill Street are pleased to retain an ongoing relationship wherein Lexaria will hold a significant ownership position in Hill Street. Hill Street has the opportunity to create a number of Cannabis 2.0 products utilizing DehydraTECH’s powerful enhancement technology to meet and exceed increasingly sophisticated consumer demand and, should Lexaria wish to enter therapeutic markets in nations where it is legal to do so, the companies will work closely together to do so.

Companies involved with the THC industry in the United States have historically been unable to list on US national securities exchanges. Accordingly, the Company, which has previously licensed its technology to third parties for use in the production of third-party THC products sold in the United States, determined that, although it has never sold THC-products in the United States, the sale of the THC-Related Assets is a prudent step towards listing on a US national securities exchange. The THC-Related Assets include two of Lexaria’s out-licensing agreements that are related to third-party cannabis products sales. The sale of the THC-Related Assets is expected to close within 30 days and is subject to certain regulatory approvals.

Following this asset sale, Lexaria will increase its focus on regulated pharmaceutical and medical market segments where it believes its DehydraTECH technology has more highly-valued utility, including: business segments relating to heart disease; reduced-risk non-combusted nicotine; antiviral drugs; and hemp-based CBD business-to-business applications.

About Lexaria

Lexaria Bioscience Corp.’s (OTCQX: LXRP, CSE: LXX) proprietary drug delivery technology, DehydraTECH™, improves the way active pharmaceutical ingredients (APIs) enter the bloodstream by promoting healthier oral ingestion methods and increasing the effectiveness of fat-soluble active molecules, thereby lowering overall dosing. The Company’s technology can be applied to many different ingestible product formats, including foods, beverages, oral suspensions, tablets, and capsules. DehydraTECH has repeatedly demonstrated since 2016 with cannabinoids and nicotine the ability to increase bio-absorption by up to 5-10x, reduce time of onset from 1 - 2 hours to minutes, and mask unwanted tastes; and is planned to be further evaluated for orally administered bioactive molecules, including anti-virals, cannabinoids, vitamins, non-steroidal anti-inflammatory drugs (NSAIDs), and nicotine. Lexaria has licensed DehydraTECH to multiple companies including a world-leading tobacco producer for the development of smokeless, oral-based nicotine products and for use in industries that produce cannabinoid beverages, edibles, and oral products. Lexaria operates a licensed in-house research laboratory and holds a robust intellectual property portfolio with 18 patents granted and approximately 60 patents pending worldwide. For more information, please visit www.lexariabioscience.com.

About Hill Street Beverages

Hill Street Beverage Company is a leading and award-winning company focused on alcohol-free beer, wine, and adult-format beverages. Hill Street's brands include Hill Street Craft Brewed Lager, Vin(Zero) and Vintense wines, and have won numerous medals and accolades around the world. Hill Avenue Cannabis, the Company’s wholly-owned subsidiary, will produce and sell cannabis-infused adult beverages and other cannabis products with expected distribution at licensed outlets in 2020. Check out Hill Street's award-winning line-up and order product to be delivered straight to your home at www.hillstreetbeverages.com.

INVESTOR CONTACT:

ir@lexariabioscience.com

Phone: 866-221-3341

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FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements as such term is defined under applicable securities laws. These statements may be identified by words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions. Such forward-looking statements in this press release include, but are not limited to, the Company’s ability to achieve a national securities exchange listing and the impact on the Company, and the closing of the definitive asset purchase agreement. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that the Company will actually achieve the plans, intentions, or expectations disclosed in these forward-looking statements. As such, you should not place undue reliance on these forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation and regulatory approvals, managing and maintaining growth, the effect of adverse publicity, litigation, competition, scientific discovery, the patent application and approval process, potential adverse effects arising from the testing or use of products utilizing the DehydraTECH technology, the Company’s ability to maintain existing collaborations and realize the benefits thereof, and other factors which may be identified from time to time in the Company's public announcements and periodic filings with the US Securities and Exchange Commission on EDGAR. There is no assurance that existing capital is sufficient for the Company's needs or that it will be able to raise additional capital. There is no assurance the Company will be capable of developing, marketing, licensing, or selling edible products containing any active ingredient. There is no assurance that any planned corporate activity, scientific research or study, business venture, letter of intent, technology licensing pursuit, patent application or allowance, consumer study, or any initiative will be pursued, or if pursued, will be successful. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patented and patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). Lexaria-associated products are not intended to diagnose, treat, cure or prevent any disease.

Any forward-looking statements contained in this release speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.

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